QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ImClone Systems Incorporated:

        We consent to the use of our report dated March 12, 2004, with respect to the consolidated balance sheets of ImClone Systems Incorporated as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ KPMG LLP

Princeton, New Jersey
February 4, 2005

QuickLinks

INDEPENDENT AUDITORS' CONSENT